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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated February 4, 2003 relating to the financial statements and financial statement schedules of Zenith National Insurance Corp. and subsidiaries, which appear in such Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, CA
August 6, 2003

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CONSENT OF INDEPENDENT AUDITORS